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                                                                    EXHIBIT 23.2


                            CONSENT OF LEGAL COUNSEL



Stewart & Stevenson Services, Inc.
Houston, Texas

I hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of my opinion regarding the legality of 350,000 shares of Stewart & Stevenson Services, Inc. Common Stock, without par value, to be issued upon either the grant of stock awards or the exercise of options granted pursuant to the Stewart & Stevenson Services, Inc. Amended and Restated 1996 Director Stock Plan.


/s/ WILLIAM L. MOLL, JR.
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William L. Moll
Managing Attorney
April 12, 2002